UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): September 3, 2009
METLIFE, INC.

(Exact Name of Registrant as Specified in Its Charter)

Delaware	1-15787	13-4075851

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue, New York, New York	10166-0188

(Address of Principal Executive Offices)	(Zip Code)
212-578-2211

(Registrant’s Telephone Number, Including Area Code)
N/A

(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers
Item 9.01 Financial Statements And Exhibits
SIGNATURES
EXHIBIT INDEX
EX-10.1

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Summary
On September 3, 2009, Lisa M. Weber, formerly President, Individual Business of MetLife, Inc. (“MetLife”) resigned her executive officer position and all other positions with the Company. Under the Separation Agreement approved by MetLife’s Compensation Committee and Board of Directors, Ms. Weber may not work for certain competitors of MetLife, interfere with MetLife’s business relationships, or solicit employees to leave MetLife through 2010, among other terms. In exchange, Ms. Weber will receive a payment of $5 million, each of her outstanding stock options will be exercisable through the remainder of its term, and she will receive the other consideration described below. Ms. Weber’s employment will end no later than December 31, 2009.
Protections for MetLife’s Business
Ms. Weber’s Separation Agreement with an affiliate of MetLife (the “Separation Agreement”) will assure that, for a reasonable period following her departure, she may not engage in activities on behalf of certain competitors, solicit employees or interfere with the business relationships of MetLife or its affiliates (the “Company”). Ms. Weber has agreed not to provide services to, or otherwise become associated with, in any active fashion, whether as an officer, consultant, agent, partner or otherwise, a number of the Company’s competitors or their affiliates or subsidiaries, in the United States or anywhere else the Company now conducts business (or planned to conduct business as of July 1, 2009) until after December 31, 2010. Ms. Weber has also agreed that, during that same restricted period, she will not solicit for employment or otherwise induce any of the Company’s officers or other employees who have been employed within 18 months prior to the effective date of the Separation Agreement to leave employment, or hire any such person. Additionally, during the same restricted period, Ms. Weber has agreed not to solicit any of the Company’s customers, suppliers, vendors or other business relations on behalf of anyone, or otherwise encourage any such business relations of the Company to cease doing business with the Company, or otherwise lessen the extent of its business relationships with the Company, or interfere with the Company’s business relationships in any way.
Ms. Weber has also reaffirmed the commitments previously made under her Agreements to Protect Corporate Property, which provide for a limited period of general non-solicitation of Company employees and general non-interference with the Company’s business following Ms. Weber’s employment. The temporal restrictions on Ms. Weber in the Agreements to Protect Corporate Property will coincide with those under the Separation Agreement.
Confidentiality and Cooperation
Ms. Weber has also agreed to maintain the confidentiality of information related to the Company and her employment, subject to exceptions for legal or governmental proceedings, and to return all Company documents and property. Ms. Weber will cooperate with the Company in connection with any investigations, administrative proceedings, or litigation involving the Company to the extent doing so does not unreasonably interfere with her subsequent employment or business activities, and will give the Company notice of any subpoenas or government requests for any Company information. Ms. Weber will also adhere to the same fiduciary duties during the remainder of her employment that applied when she was an officer of the Company.
Enforcement by MetLife
The Separation Agreement also contains provisions recognizing the Company’s rights to enforce these covenants, including through the issuance of injunctive relief. The Separation Agreement includes a general release of all claims against the Company and its affiliates in connection with Ms. Weber’s employment, and became final on September 3, 2009.
Continued Employment
Ms. Weber will remain employed and available to advise MetLife through December 31, 2009 (or an earlier date of her choice), which will be her date of discontinuance. During this time, Ms. Weber will receive her salary at an annual rate of $630,000, remain eligible for benefits under the Company’s benefit programs, and will continue to receive vehicle and driver services consistent with those previously provided to her. Ms. Weber will also be reimbursed for business and professional conferences previously approved by MetLife. She will also continue to receive Company support staff services for one month following the date she executed the Separation Agreement.
Previously Awarded Outstanding Performance Shares and Stock Options
Ms. Weber will receive payments for her outstanding performance share awards to which she is entitled under the terms of each of her existing Performance Share Agreements in light of her continued employment. If Ms. Weber discontinues her employment on or after December 1, 2009 but before December 31, 2009 the payment for her performance shares will be $1,621,200 in cash (representing forfeiture of her awards for the 2009-2011 performance period, prorated payment for the 2008-2010 performance period at the grant date price of MetLife common stock, and payment for the 2007-2009 performance period at the grant date price of MetLife common stock). However, if Ms. Weber instead discontinues her employment on December 31, 2009, the payment for her performance shares will be $817,950 in cash (representing prorated payments for the 2009-2011 and 2008-2010 performance periods each at the grant date price of MetLife common stock) and 16,500 shares of MetLife common stock (for the 2007-2009 performance period and assuming a target performance factor, which will not be determined until after the end of the performance period).
Each of Ms. Weber’s outstanding stock options will be exercisable through the remainder of its term, and consist of those previously disclosed in MetLife’s 2009 proxy statement as well as options to purchase 62,000 shares of MetLife common stock at an exercise price of $23.30 that were granted early in 2009 and expire on February 23, 2019.
Other Benefits
Ms. Weber will continue to participate in the Company’s financial counseling program for senior officers for one year after her date of discontinuance, and will be provided a twelve-month comprehensive senior executive outplacement program by a service provider of her choice, at standard fees to MetLife. Ms. Weber’s legal fees in connection with the Separation Agreement will be reimbursed, up to $12,500.
The foregoing description of the Separation Agreement is a summary, is not complete and is qualified in its entirety by reference to the Separation Agreement, which is attached hereto as Exhibit 10.1 and is incorporated herein by reference.
Item 9.01 Financial Statements And Exhibits.
(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

10.1 Separation Agreement, Waiver and General Release between Lisa M. Weber and MetLife Group, Inc.

SIGNATURES
          Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

METLIFE, INC.
By:	/s/ Gwenn L. Carr
	Name:	Gwenn L. Carr
	Title:	Senior Vice-President

Date: September 3, 2009

EXHIBIT INDEX

EXHIBIT
NUMBER	EXHIBIT
10.1	Separation Agreement, Waiver and General Release between Lisa M. Weber and MetLife Group, Inc.